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BARNES & THORNBURG
                                              11 South Meridian Street
                                              Indianapolis, Indiana 46204 U.S.A.
                                              (317) 236-1313
                                              Fax (317) 231-7433

                                              http://www.btlaw.com

                                              October 18, 1999



WAVO CORPORATION
3131 E. Camelback Road
Suite 320
Phoenix, Arizona 85016

         Re:      Registration of Common Shares

Gentlemen:

         We have acted as special Indiana counsel to WAVO Corporation, an Indiana corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration of up to 1,007,500 of the Company's Common Shares, without par value (the "Shares"), issuable upon the exercise of (a) the warrants for 1,000,000 Shares issued to Virgin Entertainment Group, Inc. (the "Virgin Warrants") pursuant to that certain Investment and Participation Agreement dated as of September 14, 1999 among the Company, Jamcast.com, Inc. and Virgin Entertainment Group, Inc., and
(b) a warrant for 7,500 Shares issued to Silicon Valley Bank (the "Bank Warrant" and, together with the Virgin Warrants, the "Warrants") pursuant to that certain Loan Modification Agreement effective as of September 24, 1999 between the Company and Silicon Valley Bank.

         In rendering the opinions set forth herein, we have limited our factual inquiry to (i) reliance on a certificate of the Secretary of the Company, (ii) reliance on the facts and representations contained in the Registration Statement, including without limitation those relating to the number of the Company's Common Shares, without par value, which are authorized, issued or reserved for issuance upon conversion or exercise of preferred shares, warrants and options, and (iii) such documents, corporate records and other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including without limitation a certificate issued by the Secretary of State of the State of Indiana dated October 13, 1999, attesting to the corporate existence of the Company in the State of Indiana, and telephonic verification with such Secretary of State with respect to the Company's continued valid existence as of the date hereof.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion expressed below, we have assumed that the Shares (i) will conform in all



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WAVO Corporation
October 18, 1999
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material respects to the description thereof set forth in the Registration
Statement, (ii) will be issued and delivered in accordance with the terms of the Warrants, and (iii) will be issued pursuant to an exemption from the registration requirements of the 1933 Act pursuant to Section 4(2) of the 1933 Act.

     Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Shares, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the current internal laws of the State of Indiana (without giving effect to any conflict of law principles thereof), and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion is based on the laws in effect and facts in existence on the date of this letter, and we assume no obligation to revise or supplement this letter should the law or facts, or both, change.

     This opinion is intended solely for the use of the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of Barnes & Thornburg; provided, however, that we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to Barnes & Thornburg contained in the Registration Statement.

                                             Very truly yours,

                                             /s/ Barnes & Thornburg









BARNES & THORNBURG